Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS IS AN ANNOUNCEMENT OF A POSSIBLE OFFER UNDER RULE 2.4 OF THE IRISH TAKEOVER PANEL ACT, 1997, TAKEOVER RULES, 2022 (THE “IRISH TAKEOVER RULES”). IT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE IRISH TAKEOVER RULES AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE, OR AS TO THE TERMS ON WHICH ANY OFFER MIGHT BE MADE.

DUBLIN – Nov. 29, 2022 – The Board of Horizon Therapeutics plc (Nasdaq: HZNP) (“Horizon” or the “Company”) confirms that it is engaged in highly preliminary discussions with Amgen Inc., Janssen Global Services, LLC and Sanofi (each a “Possible Offeror”) which may or may not lead to an offer being made for the entire share capital of the Company. There can be no certainty that any offer will be made for the Company.

In accordance with Rule 2.6 of the Irish Takeover Rules, each of the Possible Offerors is required, no later than 5:00 pm (New York time) on Jan. 10, 2023, to either (i) announce a firm intention to make an offer for the Company in accordance with Rule 2.7 of the Irish Takeover Rules; or (ii) announce that it does not intend to make an offer for the Company, in which case the announcement will be treated as a statement to which Rule 2.8 of the Irish Takeover Rules applies. This deadline will only be extended with the consent of the Irish Takeover Panel in accordance with Rule 2.6(c) of the Irish Takeover Rules, at the request of the Company.

Important Notices

About Horizon

Horizon Therapeutics plc is focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: We apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com.

Responsibility Statement

The directors of the Company accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Disclosure Requirements of the Irish Takeover Rules

Under Rule 8.3(a) of the Irish Takeover Rules, any person who is ‘interested’ in 1% or more of any class of ‘relevant securities’ of the Company or a securities exchange offeror (being any offeror other than an offeror which has announced that its offer is, or is likely to be, solely in cash) must make an ‘opening position disclosure’ following the commencement of the ‘offer period’ and, if later, following the announcement in which any securities exchange offeror is first identified. An ‘opening position disclosure’ must contain, among other things, details of the person’s ‘interests’ and ‘short positions’ in any ‘relevant securities’ of each of (i) the Company and (ii) any securities exchange offeror(s). An ‘opening position disclosure’ by a person to whom Rule 8.3(a) applies must be made by no later than 3:30 pm (New York time) on the day that is ten ‘business days’ following the commencement of the ‘offer period’ and, if appropriate, by no later than 3:30 pm (New York time) on the day that is ten ‘business days’ following the announcement in which any securities exchange offeror is first identified.

Under Rule 8.3(b) of the Irish Takeover Rules, if any person is, or becomes, ‘interested’ (directly or indirectly) in 1% or more of any class of ‘relevant securities’ of the Company, all ‘dealings’ in any ‘relevant securities’ of the Company or any securities exchange offeror (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (New York time) on the ‘business day’ following the date of the relevant transaction. This requirement will continue until the ‘offer period’ ends. If two or more persons cooperate on the basis of any agreement either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of the Company, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules. A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

In general, interests in securities arise when a person has long economic exposure, whether conditional or absolute, to changes in the price of the securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website. If you are in any doubt as to whether or not you are required to disclose a ’dealing’ under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel at telephone number +353 1 678 9020.

Rule 2.12 – Relevant Securities in Issue

In accordance with Rule 2.12 of the Irish Takeover Rules, the Company confirms that as of 14 November 2022, its issued share capital was comprised of 226,682,814 ordinary shares, nominal value $0.0001 per share (the “Ordinary Shares”). Horizon has 384,366 Ordinary Shares held as treasury shares. The Ordinary Shares are admitted to trading on the Nasdaq Stock Market under the ticker symbol HZNP. The International Securities Identification Number for these securities is IE00BQPVQZ61.

The Company confirms that as of 14 November 2022, there were outstanding options to purchase up to 5,059,184 Ordinary Shares and outstanding restricted stock units and performance stock units conferring on their holders vested or unvested rights to convert into, or to receive, up to an aggregate of 5,491,123 Ordinary Shares.

Forward Looking Statements

Statements contained in this announcement that refer to future events or other non-historical facts are forward looking statements that are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Although management believes that the expectations reflected in these forward looking statements are reasonable, it can give no assurance that they will prove to be correct. Actual results may differ materially from the Company’s current expectations depending upon a number of factors affecting the Company’s business. These factors include, among others, the possibility that an offer will not be made, the possibility that even if an offer is made, the parties will not agree on a price or other terms or will not otherwise pursue a transaction or if pursued, that a transaction will not be consummated, any negative effects of this announcement or failure to consummate a transaction on the market price of the Ordinary Shares, potentially significant transaction costs, and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the U.S. Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward looking statements contained in this announcement as a result of new information.

Further Information

In accordance with Rule 26.1 of the Irish Takeover Rules, a copy of this announcement will be available on the Company’s website at www.horizontherapeutics.com by no later than 12 noon (Irish time) on the business day following this announcement. The content of any website referred to in this announcement is not incorporated into, and does not form part of, this announcement.

Morgan Stanley & Co. LLC, acting through its affiliate Morgan Stanley & Co. International plc (together, “Morgan Stanley”), which is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively as financial adviser to Horizon and for no one else in relation to the matters referred to in this announcement. In connection with such matters, Morgan Stanley and its directors, officers, employees and agents will not regard any other person as its client, nor will it be responsible to anyone other than Horizon for providing the protections afforded to their clients or for providing advice in connection with the matters described in this announcement or any matter referred to herein.

J.P. Morgan Securities plc (which conducts its UK and Ireland investment banking business as J.P. Morgan Cazenove) (“J.P. Morgan Cazenove”) is authorised in the United Kingdom by the Prudential Regulation Authority (the “PRA”) and regulated in the United Kingdom by the PRA and the Financial Conduct Authority. J.P. Morgan Cazenove is acting as joint financial adviser to Horizon and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than the Investors for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in relation to any matter referred to herein.

Cooley LLP and Matheson LLP are acting as legal advisers to the Company.

This announcement is not intended to, and does not, constitute or form part of (1) an offer or invitation to purchase or otherwise acquire, subscribe for, tender, exchange, sell or otherwise dispose of any securities; (2) the solicitation of an offer or invitation to purchase or otherwise acquire, subscribe for, ender, exchange, sell or otherwise dispose of any securities; or (3) the solicitation of any vote or approval in any jurisdiction, pursuant to this announcement or otherwise.

The release, publication or distribution of this announcement in, into, or from, certain jurisdictions other than Ireland may be restricted or affected by the laws of those jurisdictions. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise forwarded, distributed or sent in, into, or from any such jurisdiction. Therefore, persons who receive this announcement (including without limitation nominees, trustees and custodians) and are subject to the laws of any jurisdiction other than Ireland who are not resident in Ireland will need to inform themselves about, and observe any applicable restrictions or requirements. Any failure to do so may constitute a violation of the securities laws of any such jurisdiction.

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted as an indication of what the Company’s future financial or operating results may be. No statement in this announcement constitutes an asset valuation. No statement in this announcement constitutes an estimate of the anticipated financial effects of an acquisition of the Company, whether for the Company or any other person.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Chief Investor Relations Officer	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Financial Advisor:

David Kitterick, Joe Modisett, Tedd Smith

Morgan Stanley

+44 (0) 20 7425 8000

Dwayne Lysaght, Jeremy Meilman

J.P. Morgan

+44 (0) 20 7742 4000

Requesting hard copy information

Any Horizon shareholder may request a copy of this announcement in hard copy form by writing to Investor Relations, Horizon Therapeutics plc, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or by contacting Tina Ventura, Chief Investor Relations Officer by email to Investor-relations@horizontherapeutics.com.com. Any written requests must include the identity of the Horizon shareholder and any hard copy documents will be posted to the address of the Horizon shareholder provided in the written request.

A hard copy of this announcement will not be sent to Horizon shareholders unless requested.